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                                  EXHIBIT 99.2

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                                EQUITY ONE, INC.

                              Officer's Certificate

                          Annual Statement of Servicer

     Equity One ABS, Inc. Mortgage Pass-Through Certificates, Series 2004-2

        Pursuant to the provisions of the Pooling and Servicing Agreement for the above captioned series (the "Agreement"), the undersigned hereby certifies that he is an officer of Equity One, Inc. (the "Servicer"), and does hereby further certify that:

        1. A review of the activities of the Servicer during the fiscal year ended November 30, 2004 and of its performance under the Agreement has been made under his supervision; and

        2. To the best of his knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such fiscal year.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on behalf of the Servicer as of this 17th day of February, 2005.

                                             EQUITY ONE, INC.

                                             By: /s/ Dennis J. Lauris
                                             -------------------------
                                             Dennis J. Lauria,
                                             Senior Vice President